EXHIBIT 21

SUBSIDIARIES OF IDEX CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION
ADS Environmental Services Pte Ltd	Australia
FAST & Fluid Management Australia Pty. Ltd.	Australia
Knight Equipment Pty., Ltd.	Australia
IDEX Holdings GmbH	Austria
iPEK Spezial-TV GmbH	Austria
The Fitzpatrick Company Europe NV	Belgium
Toptech Systems N.V.	Belgium
Idex do Brasil Servicos e Vendas Ltda.	Brazil
CVI Laser Ltd.	Canada
Fluid Management Canada, Inc.	Canada
Knight Canada Limited	Canada
Quadro Engineering Corp	Canada
Viking Pump of Canada Inc.	Canada
IDEX Dinglee Technology (Tianjin) Co., Ltd.	China
IDEX Precision Products (Suzhou) Co., Ltd.	China
IDEX Technology (Suzhou) Co., Ltd.	China
IDEX Trading (Shanghai) Co., Ltd.	China
Richter EP (Nanjing) Co. Ltd.	China
ADS LLC	Delaware, USA
Band-It IDEX, Inc.	Delaware, USA
Class 1, Inc.	Delaware, USA
Corken, Inc.	Delaware, USA
Fluid Management Operations LLC	Delaware, USA
Fluid Management, Inc.	Delaware, USA
FM Delaware, Inc.	Delaware, USA
FM Investment, Inc.	Delaware, USA
IDEX Health & Science LLC	Delaware, USA
IDEX Holdings, Inc.	Delaware, USA
IDEX Receivables Corporation	Delaware, USA
IDEX Service Corporation	Delaware, USA
Knight LLC	Delaware, USA
Knight, Inc.	Delaware, USA
Liquid Controls LLC	Delaware, USA
Microfluidics International Corporation	Delaware, USA
Micropump, Inc.	Delaware, USA
Nova Technologies Corporation	Delaware, USA
Pulsafeeder, Inc.	Delaware, USA
The Fitzpatrick Company	Delaware, USA
Viking Pump, Inc.	Delaware, USA
Warren Rupp Inc	Delaware, USA
Wright Flow Techhnologies, Inc.	Delaware, USA
JUN-AIR International A/S	Denmark
Toptech Systems, Inc.	Florida, USA
CVI Laser SAS	France
FAST & Fluid Management France SARL	France
Faure Herman SAS	France
JUN-AIR France SARL	France
Paros S.A.S.	France
Hale Products Europe GmbH	Germany
IDEX Europe GmbH	Germany
IDEX Heath & Science GmbH	Germany
IDEX Leasing GmbH	Germany
iPEK International GmbH	Germany
LUKAS Hydraulik GmbH	Germany

SUBSIDIARIES OF IDEX CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION
Melles Griot GmbH	Germany
Richter-Chemie-Technik GmbH	Germany
Vetter GmbH	Germany
IDEX Sourcing Corp	Illinois, USA
IDEX Fluid & Metering Private Limited	India
IDEX India Private Ltd.	India
Richter Pumps & Valves India Private Ltd.	India
Banjo Corporation	Indiana, USA
IDEX Pump Technologies (Ireland) Limited	Ireland
CVI Technical Optics Company Ltd.	Isle of Man
FAST & Fluid Management S.r.l.	Italy
IDEX Italy Srl	Italy
M. BOS Srl	Italy
OBL Srl	Italy
S.A.M.P.I. SpA	Italy
IDEX Japan GK	Japan
Melles Griot KK	Japan
Korea Electro-Optics Co., Ltd.	Korea
IDEX Mexico S.A. de C.V.	Mexico
Gast Asia, Inc.	Michigan, USA
Gast Manufacturing, Inc.	Michigan, USA
Fluid Management Europe B.V.	Netherlands
IDEX Europe Investment BV	Netherlands
Melles Griot B.V.	Netherlands
Quadro (US) Inc.	New Jersey, USA
ADS Environmental Services NZ Ltd	New Zealand
Hale Products, Inc.	Pennsylvania, USA
FAST & Fluid Management East Europe Sp. z.o.o.	Poland
ADS Environmental Services PTY Ltd	Singapore
Band-It Clamps (Asia) Pte., Ltd.	Singapore
IDEX Asia Pacific Pte., Ltd.	Singapore
Melles Griot SP Pte. Ltd.	Singapore
FAST & Fluid Management Iberica S.A.	Spain
Melles Griot AB	Sweden
IDEX Heath & Science SA	Switzerland
IDEX Middle East FZE	United Arab Emerates
40Seven Ltd	United Kingdom
Aberdeen O Rings & Seals Limited	United Kingdom
Band-It Company Limited	United Kingdom
Blagdon Pump Holdings Ltd.	United Kingdom
Cartographical Surveys Ltd	United Kingdom
CVI Laser Limited	United Kingdom
FAST & Fluid Management U.K. Limited	United Kingdom
Gast Group Ltd.	United Kingdom
Godiva Limited	United Kingdom
Godiva Products Limited	United Kingdom
Hale Products Europe Limited	United Kingdom
IDEX UK Investment Ltd.	United Kingdom
IDEX UK Ltd.	United Kingdom
IETG Ltd	United Kingdom
Knight U.K. Limited	United Kingdom
Micropump Limited	United Kingdom
Perlast Limited	United Kingdom
Precision Polymer Engineering Limited	United Kingdom
Seals Limited	United Kingdom
Wright Flow Technologies Limited	United Kingdom
ADS Corp.	Delaware, USA
Advanced Thin Films, LLC	Colorado, USA

SUBSIDIARIES OF IDEX CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION
CVI Laser International LLC	Delaware, USA
CVI Laser LLC	Delaware, USA
Faure Herman Meter, Inc.	Delaware, USA
IDEX Investment LLC	Delaware, USA
Precision Polymer Engineering LLC	Delaware, USA
Richter Pumps and Valves Inc.	Delaware, USA
Semrock, Inc.	Delaware, USA
Trebor International, Inc.	Utah, USA